Exhibit 10.2

salesforce.com, inc.

Amended and Restated 2004 Employee Stock Purchase Plan

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1    Establishment. The salesforce.com, inc. 2004 Employee Stock Purchase Plan was established effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Exchange Act (the “Effective Date”).

1.2    Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, including any amendments or replacements of such section (the “Section 423(b) Plan”), although the Company makes no undertaking nor representation to maintain such qualification, and the Plan shall be so construed. In addition, this Plan document authorizes the grant of rights to purchase Stock that do not qualify under Section 423(b) of the Code (the “Non-Section 423(b) Plan”) pursuant to rules, procedures or sub-plans adopted by the Board designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. References to the Plan include the Section 423(b) Plan and the Non-Section 423(b) Plan components.

If grants are intended to be made under the Non-Section 423(b) Plan component, they will be designated as such by the Board at or prior to the time of grant.

1.3    Term of Plan. The Plan shall continue in effect until its termination by the Board.

2.	DEFINITIONS AND CONSTRUCTION.

2.1    Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein for purposes of the Section 423(b) Plan and, unless specifically defined otherwise therein, for the Non-Section 423 Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Purchase Rights are, or will be, granted under the Plan.

(b)    “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). Until and unless the Board of Directors of the Company determines otherwise, the Compensation Committee of the Board is deemed appointed by the Board to administer the Plan and shall have all powers of the Board under the Plan (provided, however, that this is delegation is non-exclusive such that the Board of Directors shall also be entitled to exercise all powers of the Board under the Plan).

(c)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(d)    “Committee” means the Compensation Committee or other committee of the Board or of other individuals satisfying Applicable Laws appointed by the Board, or by the Compensation Committee of the Board, duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(e)    “Company” means salesforce.com, inc., a Delaware corporation, or any successor corporation thereto.

(f)    “Compensation” means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off and payments in lieu of notice. Compensation shall not include any compensation not included above. The Board, in its discretion, may, on a uniform and nondiscriminatory basis under each Offering, establish a different definition of Compensation for a subsequent Offering Period.

(g)    “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of Purchase Rights granted pursuant to the Plan.

(h)    “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(i)    “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant during an Offering Period ceasing to be a Participating Company under the ESPP or, until and unless determined otherwise by the Board, upon the corporation employing the Participant during an Offering Period ceasing to be a Participating Company in the applicable Offering in which the Participant is participating. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company (or the employing Participating Company) or which is legally protected under Applicable Laws, in each case of three (3) months or less. If an individual’s leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee on the day immediately following the expiry of three (3) months of such leave unless the individual’s right to reemployment is guaranteed either by statute or by contract. Notwithstanding the foregoing, the Board may establish different rules to govern when a Participant ceases to be an Employee pursuant to the second sentence of this paragraph and to otherwise govern transfers of employment among Participating Companies including, without limitation, transfers of employment between Section 423(b) Plan and Non-Section 423(b) Plan Participating Companies and between any separate Offerings established under the Plan, consistent with the applicable requirements of Section 423 of the Code.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(k)    “Fair Market Value” means, as of any date:

(i)    If the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion.

(ii)    If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

(l)    “Non-Section 423(b) Plan” means an employee stock purchase plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.

(m)    “Offering” means an offering of Stock as provided in Section 6, including any separate Offerings under the Section 423(b) Plan and any separate Offerings under the Non-Section 423(b) Plan as may be designated by the Board (the terms of which need not be identical) in which Eligible Employees of one or more Participating Companies will participate. Until and unless the Board determines otherwise, the Employees participating in the Non-Section 423(b) Plan will not participate in the same Offering or Offerings as Employees participating in the Section 423(b) Plan, even if the dates of the applicable Offering Period for the Non-Section 423(b) Plan component and one or more Offerings under the Section 423(b) Plan component are identical.

(n)    “Offering Date” means, for any Offering, the first day of the Offering Period.

(o)    “Offering Period” means an Offering Period established in accordance with Section 6.

(p)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(q)    “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(r)    “Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies. The Board may determine that some or all Employees of any Participating Company shall participate in the Non-Section 423(b) Plan.

(s)    “ Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(t)    “Plan” means the salesforce.com, inc. 2004 Employee Stock Purchase Plan, which includes a Section 423(b) Plan and a Non-Section 423(b) Plan.

(u)    “Purchase Date” means, for any Purchase Period, the first Trading Day on or after June 15 and December 15 of each Purchase Period.

(v)    “Purchase Period” means a Purchase Period established in accordance with Section 6.

(w)    “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(x)    “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(y)    “Section 423(b) Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(z)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(aa)    “Subscription Agreement” means an agreement in such form and provided in such manner as specified by the Company from time to time (in its discretion and on a uniform and nondiscriminatory basis), including through an electronic or other enrollment procedure prescribed by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation. The form and content of the Subscription Agreement may, in the Company’s discretion, be similar to the form attached hereto in Appendix A.

(bb)    “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(cc)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(dd)    “Trading Day” means a day on which the national stock exchanges and the Nasdaq System are open for trading.

(ee)    “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1    Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith, and shall be given the maximum deference permitted by law. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that, with respect to the Section 423(b) Plan, all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code and the U.S. Treasury Regulations thereunder.

Notwithstanding any provision to the contrary in the Plan, and, with respect to the Section 423(b) Plan, to the extent permissible under Section 423 of the Code and U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue

Service guidance), the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, handling of Contributions, making of Contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold Contributions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. The Board also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of a Purchase Right granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Purchase Rights granted under the same Offering to employees resident solely in the U.S.

The Board may also adopt rules, procedures or sub-plans applicable to particular Participating Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 2.1(r), Section 4.1 and Section 4.2, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, such sub-plan shall be considered part of the Non-Section 423(b) Plan, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code. Unless otherwise determined by the Board, the Employee eligible to participate in each sub-plan will participate in a separate Offering.

Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2    Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3    Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and, with respect to the Section 423(b) Plan, the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, to (a) establish a minimum Contribution amount required for participation in an Offering, (b) limit the frequency and/or number of changes permitted in the rate of Contribution during an Offering, (c) designate separate Offerings, (d) terminate or change the Offering Periods or Purchase Periods, (e) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (f) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with Contribution amounts, (g) permit Contributions greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or, for purposes of the Section 423(b) Plan, as advisable to comply with the requirements of Section 423 of the Code, (h) determine the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan, and (i) establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. With respect to the Section 423(b) Plan, all such actions by the Company shall be taken consistent with the requirement under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section.

3.4    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be twenty-seven million (27,000,000), and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. For avoidance of doubt, the limitation set forth in this section may be used to satisfy purchases of shares of Stock under either the Section 423(b) Plan or the Non-Section 423(b) Plan. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Stock thereunder, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2    Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	ELIGIBILITY.

5.1    Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a)    Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

(b)    Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

Notwithstanding the foregoing, the Board, in its discretion, from time to time may, prior to an Offering Date for all Purchase Rights to be granted on such Offering Date in an Offering, to the extent permitted by Section 423 of the Code and the regulations thereunder, determine (for each Offering under the Section 423(b) Plan, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (iii) customarily works not more than five (5) months per calendar year (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the Section 423(b) Plan in an identical manner to all highly compensated individuals of the employing Participating Companies whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under the Section 423(b) Plan in a manner complying with U.S. Treasury Regulation Section 1.423-2(e). Such exclusions may be applied with respect to an Offering under the Non-Section 423(b) Plan without regard to the limitations of Treasury Regulation Section 1.423-2.

Further, the Board, in its discretion, may, prior to an Offering Date for an Offering under the Non-Section 423(b) Plan, determine to exclude from Plan participation some or all Employees of a Participating Company designated to participate in such Non-Section 423(b) Plan Offering. Finally, Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

5.2    Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation or a related corporation, as determined in accordance with Section 423(b)(3) of the Code and the applicable U.S. Treasury Regulations of Section 423 of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5.3    Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

6.	OFFERINGS.

The Board previously determined that no Offerings would commence under the Plan until further approval by the Board. Beginning on December 15, 2011, the Plan shall be implemented by consecutive, overlapping Offering Periods of approximately twelve (12) months duration (individually, an “Offering Period”) commencing on the first Trading Day on or after June 15 and December 15 of each year and ending on the first Trading Day on or after June 15 and December 15, respectively. Notwithstanding the foregoing, the Board may establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offerings or Offering Periods or different commencing, purchase or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Unless and until the Board determines otherwise in its discretion, each Offering Period shall consist of two (2) consecutive purchase periods each having a duration of approximately six (6) months (individually, a “Purchase Period”), commencing on one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period of any Offering Period will commence on the Offering Date and end with the next Purchase Date. Further, if the Board so determines, Eligible Employees of the Company and/or of any Participating Company will be deemed to participate in a separate Offering under the Section 423(b) Plan, even if the dates of the applicable Offering Period of each such Offering are identical, provided that the terms of participation are the same within each separate Offering, as determined in accordance with the requirements of Section 423 of the Code.

7.	PARTICIPATION IN THE PLAN.

7.1    Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering or submitting a properly completed Subscription Agreement in such form and manner prescribed by the Company by the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver or submit a properly completed Subscription Agreement on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers or submits a properly completed Subscription Agreement on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2    Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after (including an Offering Period beginning the same day) the last Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, (b) decreased his or her rate of Contributions to zero percent (0%) for the then-current Offering Period pursuant to Section 10.3, or (c) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver or submit any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver or submit a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.	RIGHT TO PURCHASE SHARES.

8.1    Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a maximum of that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a Share of Stock on the Offering Date of such Offering Period, subject to adjustment under Section 4.2 above; as a result, in no event will a Participant be eligible to purchase during any Offering Period that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a Share of Stock on the Offering Date of such Offering Period, subject to adjustment under Section 4.2 above. The Board may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the maximum number of shares of Stock that may be purchased by a Participant in such Offering Period or on any Purchase Date within an Offering Period or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering Period or on any Purchase Date within an Offering Period. Further, the Board may limit the number or value of the shares of Stock made available for purchase in a qualified period (e.g., twelve (12) month period) by Participants in specified countries, locations or Participating Companies, if necessary to avoid securities law filings, achieve tax objectives or to meet other Company compliance objectives in particular locations outside the United States, provided that any such limitation is imposed under the Non-Section 423(b) Plan or, with respect to any Offering under the Section 423(b) Plan, is imposed on an equal basis to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code and the U.S. Treasury Regulations thereunder. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

8.2    Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating

Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the applicable U.S. Treasury Regulations thereunder.

9.	PURCHASE PRICE.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided below or in Section 23 and unless otherwise provided by the Board, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Notwithstanding the foregoing, in the event that (i) the stockholders of the Company approve an amendment to the Plan to increase the maximum aggregate number of shares of Stock issuable under the Plan in accordance with Section 4.1, (ii) all or any portion of such additional shares of Stock (the “Additional Shares”) are to be issued pursuant to an Offering Period in progress at the time of such stockholder approval and (iii) the Fair Market value per share of Stock on the date of such stockholder approval (the “Approval Date”) is greater than the Fair Market value per share of Stock on the Offering Date of such Offering Period, then, the Board may, in its discretion and without the consent of any Participant, adjust the Purchase Price for such Offering Period to be an amount equal to eighty-five percent (85%) (or such other percentage as in effect prior to such adjustment) of the lesser of (a) the Fair Market Value of a share of Stock on the Approval Date or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.	ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

Except as provided in Section 10.4, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1    Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation or other Contributions (to the extent permitted by the Board) made on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted or other Contributions made on each pay day during an Offering Period in whole percentages of not less than two percent (2%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions during an Offering) or more than fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on a Purchase Date, a Participant will have any payroll deductions made on such day applied to his or her account under the subsequent Purchase Period or Offering Period. The Board may change the foregoing limits on payroll deductions effective as of any Offering Date. A Participant’s Subscription Agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 12 hereof.

10.2    Commencement of Contributions. Payroll deductions for a Participant shall commence on the first pay day on or following the Offering Date and shall end on the last pay day prior to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3    Election to Change or Stop Contributions. During an Offering Period, a Participant may elect to decrease the rate of or to stop Contributions of his or her Compensation by delivering or submitting to the Company an amended Subscription Agreement or following such other procedure prescribed by the Company to authorize such change and completed on or before a date established by the Company from time to time in a nondiscriminatory manner and announced to the Participants. Such election to change or stop contributions will be implemented prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her Contributions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period assuming he or she remains otherwise eligible, and unless such Participant withdraws from the Plan as provided in Section 12.1; provided, however, that if such decrease of a Participant’s rate of Contributions to zero percent (0%) occurs during the first Purchase Period during and Offering Period, he or she shall remain in such first Purchase Period (assuming he or she remains otherwise eligible and unless such Participant withdraws from the Plan as provided in Section 12.1) through the purchase of shares of Stock on the Purchase Date for such Purchase Period but automatically shall be deemed to withdraw from the second Purchase Period in such Offering Period. The Board may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish such other conditions or limitations as it deems appropriate for Plan administration. Until and unless determined otherwise by the Board, a Participant may elect one decrease to his or her rate of Contributions per Purchase Period, but no increases to his or her rate of Contributions per Offering Period or Purchase Period.

10.4    Alternative Contributions. The Board, in its discretion, may permit Participants in a specified Offering under the Section 423(b) Plan or in an Offering under the Non-Section 423(b) to make Contributions to the Plan through cash, check or other means in lieu of payroll deductions set forth in the Subscription Agreement prior to each Purchase Date of each Purchase Period; provided, however, that, with respect to Offerings under the Section 423(b) Plan, payment through means other than payroll deductions shall be permitted only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Purchase Period or Offering Period and such other payment means meet the requirements of and are permissible under Section 423(b) and the U.S. Treasury Regulations thereunder. Unless otherwise required by the context, references to “payroll deductions” in this Plan shall be construed as including such alternative Contributions as may be permitted by the Board.

10.5    Administrative Suspension of Contributions. The Company may, in its sole discretion, suspend a Participant’s Contributions under the Plan as the Company deems advisable to avoid accumulating Contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, Contributions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was due to clause (a) in the preceding sentence or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.6    Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All of a Participant’s Contributions shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such Contributions received or held by the Company may be used by the Company for any corporate purpose. The Company will not be obligated to segregate such Contributions, unless otherwise required under Applicable Laws in which case, any alternative method of deposit shall apply with respect to any Offering under the Section 423 Plan, on a uniform and non-discriminatory manner to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code and the U.S. Treasury Regulations thereunder, or shall apply under the Non-Section 423(b) Plan. Until the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares of Stock, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares of Stock.

10.7    No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account, unless payment of interest is required under Applicable Law, as determined by the Company, in which case either (i) with respect to any Offering under the Section 423(b) Plan in which any Participant is subject to such Applicable Law requirement, the payment of interest shall apply to all Participants in such Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f), or (ii) with respect to any Offering under the Non-Section 423(b) Plan, the payment of interest shall apply as determined by the Company.

11.	PURCHASE OF SHARES.

11.1    Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price, subject to the limitations in Section 8 above. In addition, no fractional shares of Stock will be purchased. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2    Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Board pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable among all Participants exercising Purchase Rights to purchase Stock on such Purchase Date and may either continue all Offering Periods then in effect or terminate any or all Offering Periods then in effect pursuant to Section 24. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3    Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of the shares acquired by the Participant on such Purchase Date by electronic or other means determined by the Company in its sole discretion and pursuant to rules established by the Board. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4    Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date, without interest. Notwithstanding the foregoing, the Committee may, in its discretion and to the extent permissible under Section 423 of the Code and U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance), determine that, if the Contributions to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company shall retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 12.

11.5    Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan (or any other time that a taxable event related to the Plan occurs), the Participant shall make adequate provision for the U.S. federal, state, local and or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares (or any other time that a taxable event related to the Plan occurs), as applicable. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such withholding obligations or withhold from the proceeds of the sale of shares of Stock or any other method of withholding the Participating Company Group deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), including any withholding required to make available to the Company or the employing Participating Company any tax deductions or benefit attributable to the sale or early disposition of shares of Stock by the Participant.

11.6    Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7    Provision of Reports and Stockholder Information to Participants. Individual accounts shall be maintained for each Participant in the Plan. Each Participant who has exercised all or part of his or her Purchase Right shall receive, at least annually, a report of such Participant’s Plan account setting forth the Contributions credited to his or her Plan account, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided any information required by Applicable Laws.

12.	WITHDRAWAL FROM PLAN.

12.1    Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by delivering or submitting to the Company a notice of withdrawal on a form and in such manner and in such time frame as provided by the Company for this purpose (which may, in the Company’s discretion, be similar to the form notice of withdrawal attached hereto in Appendix A). Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2    Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest (subject to Section 10.7 above), and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan. A Participant’s withdrawal from the Plan will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any Offering Periods which commence after the termination of the Offering Period during which the Participant withdrew.

13.	TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver the Participant’s Plan account balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.	CHANGE IN CONTROL.

14.1    Definitions.

(a)    An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)    A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction ”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 14.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee ”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

14.2    Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under the Plan, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.	NONTRANSFERABILITY OF PURCHASE RIGHTS.

Neither Contributions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.	COMPLIANCE WITH LAW.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, including the requirements of any securities exchange or market system upon which the Stock may then be listed. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan, or the approval of any securities exchange or market system upon which the Stock may then be listed, if any, deemed by the Company’s legal counsel to be necessary to the issuance and sale of any shares under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority or approval shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.	RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.	LEGENDS.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

19.	NOTIFICATION OF DISPOSITION OF SHARES.

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.	NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	CODE SECTION 409A.

The Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-Section 423(b) Plan is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Except as provided in Section 22, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance) and any ambiguities shall be construed and interpreted in accordance with such intent. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

22.	TAX-QUALIFICATION.

Although the Company may endeavor to (a) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 21, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

23.	AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD.

To the extent permitted by Applicable Laws, if the Fair Market Value of the Stock on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Stock on the Offering Date of such Offering Period, then all Participants in such Offering Period, excluding those Participants who have decreased their rate of Contributions to zero percent (0%) during such Offering Period pursuant to Section 10.3, will be automatically withdrawn from such Offering Period immediately after the exercise of their Purchase Right on such Purchase Date and automatically re-enrolled in the immediately following Offering Period (including an Offering Period beginning the same day) as of the first day thereof.

24.	AMENDMENT OR TERMINATION OF THE PLAN.

24.1    The Board may at any time and for any reason amend, suspend or terminate the Plan, or any part thereof, except that (a) no such amendment shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board and (b) no such amendment may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Section 423(b) Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 4.2 and/or Section 14). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 10.7 hereof) as soon as administratively practicable. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

24.2    Notwithstanding the foregoing, in the event that the Board determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Board may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (a) terminate the Plan or any Offering Period, (b) accelerate the Purchase Date of any Purchase Period or Offering Period, (c) reduce the discount applicable in determining the Purchase Price of any Offering Period, (d) amend the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), (e) alter the Purchase Price for any Offering Period or Purchase Period, (f) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, (g) reduce the maximum percentage of Compensation a Participant may elect to set aside as Contributions or (e) take any combination of the foregoing actions.

25.	MISCELLANEOUS.

25.1    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

25.2    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

APPENDIX A

FORMS OF

SUBSCRIPTION AGREEMENT

AND

NOTICE OF WITHDRAWAL

SALESFORCE.COM, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

NAME (Please print):
	(Last)	(First)	(Middle)
TM Original application for the Offering Period beginning (date):

TM Change in payroll deduction rate effective with the pay period beginning (date):

TM Stop payroll deductions effective with the pay period beginning (date):

I.	SUBSCRIPTION

I elect to participate in the 2004 Employee Stock Purchase Plan (the “Plan”) of salesforce.com, inc. (the “Company”) and to subscribe to purchase shares of the Company’s Stock in accordance with this Subscription Agreement, including the Additional Terms and Conditions of Participation set forth in an addendum hereto (the “Addendum”), and the Plan.

I authorize payroll deductions of      percent (in whole percentages not less than 2%, unless an election to stop deductions is being made, or more than 15%) of my Compensation on each pay day throughout the Offering Period in accordance with the Plan. I understand that these payroll deductions will be accumulated for the purchase of shares of Stock at the applicable purchase price determined in accordance with the Plan. Except as otherwise provided by the Plan, I will automatically purchase shares on each Purchase Date unless I withdraw from the Plan by giving written notice on a form provided by the Company or unless my eligibility or employment terminates.

I understand that I will not be able to increase my contribution percentage above during a Purchase Period or Offering Period, and that I may only decrease my contribution percentage once per Purchase Period.

I understand that I will automatically participate in each subsequent Offering that commences immediately after the last day of an Offering in which I am participating until I withdraw from the Plan by giving written notice on a form provided by the Company or my eligibility or employment terminates.

I agree to make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, which arise upon my purchase of shares under the Plan and/or my disposition of shares. The Company may withhold from my compensation the amount necessary to meet such withholding obligations, or using any other method specified in the Addendum.

I agree that, unless otherwise permitted by the Company, until I dispose of shares I purchase under the Plan, I will hold such shares in the name(s) entered above (and not in the name of any nominee) until the later of (i) two years after the first day of the Offering Period in which I purchased the shares and (ii) one year after the Purchase Date on which I purchased the shares. This restriction only applies to the name(s) in which shares are held and does not affect my ability to dispose of Plan shares.

I agree that I will notify the Global Equity Plan Services Group of the Company in writing within 30 days after any sale, gift, transfer or other disposition of any kind prior to the end of the periods referred to in the preceding paragraph (a “Disqualifying Disposition”) of any shares I purchased under the Plan. If I do not respond within 30 days of the date of a Disqualifying Disposition Survey delivered to me by certified mail, the Company is authorized to treat my nonresponse as my notice to the Company of a Disqualifying Disposition and to compute and report to the Internal Revenue Service the ordinary income I must recognize upon such Disqualifying Disposition.

II.	PARTICIPANT DECLARATION

Any election I have made on this form revokes all prior elections with regard to this form.

I am familiar with the provisions of the Plan and agree to participate in the Plan subject to all of its provisions and subject to the Additional Terms and Conditions of Participation set forth in the Addendum to this Subscription Agreement. I understand that the Board of Directors of the Company reserves the right to terminate the Plan or to amend the Plan and my right to purchase stock under the Plan to the extent provided by the Plan or the Addendum. I understand that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Date:
Signature of Participant

SALESFORCE.COM, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

NAME (Please print):
	(Last)	(First)	(Middle)

I elect to withdraw from the salesforce.com, inc. 2004 Employee Stock Purchase Plan (the “Plan”) and the Offering which began on (date)                      and in which I am participating (the “Current Offering”).

I understand that I am terminating immediately my interest in the Plan and the Current Offering, and that no further payroll deductions will be made (provided I have given sufficient notice before the next pay day). My payroll deductions not previously used to purchase shares will not be used to purchase shares in the Current Offering, but instead will be paid to me as soon as practicable. I understand that I will not participate in the Plan unless I elect to become a participant in another Offering by filing a new Subscription Agreement with the Company. I understand that I will receive no interest on the amounts paid to me from my Plan account, and that I may not apply such amounts to any other Offering under the Plan or any other employee stock purchase plan of the Company.

Date:	Signature: